Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

Andrew R. Speaker	David B. Merclean
President & CEO	Senior Vice President & CFO
Mercer Insurance Group, Inc.	Mercer Insurance Group, Inc.
(609) 737-0426	(609) 737-0426

Mercer Insurance Group, Inc. Announces 2nd Quarter 2004 Earnings

Pennington, New Jersey, August 4, 2004 – Mercer Insurance Group, Inc. (Nasdaq: MIGP) today reported its results of operations for the quarter and six months ended June 30, 2004. Mercer Insurance Group, Inc. (the Company) is a holding company which, through its insurance subsidiaries, Mercer Insurance Company, Mercer Insurance Company of New Jersey and  Franklin Insurance Company, offers commercial and personal lines of insurance to businesses and individuals in Pennsylvania and New Jersey. The Company was created as a result of the conversion of Mercer Mutual Insurance Company from the mutual to the stock form of ownership on December 15, 2003 (the “Conversion”).

For the quarter ended June 30, 2004, the Company reported net income of $1,197,000, or $0.19 per diluted share, as compared to net income of $40,000 for the quarter ended June 30, 2003. After-tax realized investment gains included in net income for the quarter were $129,000, or $0.02 per diluted share, compared to an after-tax realized loss of ($123,000) for the same period in 2003. The Company’s GAAP combined ratio for the second quarter was 95.9%, compared to 101.5% for the second quarter of 2003.

Revenues for the second quarter were $14.8 million, an increase of 27% over the 2003 second quarter revenue of $11.6 million. Net premiums earned for the second quarter were $13.7 million, a 21% increase over net premiums earned of $11.3 million in the same period of 2003. Net investment income increased 107% to $817,000 as compared to $394,000 in the comparable period in 2003. The increase in investment income is due principally to increased investments purchased with proceeds received from the issuance of shares in connection with the Conversion, a portion of which remains in short-term investments and interest-bearing cash equivalent instruments awaiting investment in suitable fixed-income securities.

For the six months ended June 30, 2004, the Company reported net income of $1,426,000, or $0.23 per diluted share, as compared to net income of $273,000 for the comparable period in 2003. After-tax realized investment gains included in net income for the six months were $66,000, or $0.01 per diluted share, compared to an after-tax realized loss of ($24,000) for the similar period in 2003. The Company’s GAAP combined ratio for the six months of 2004 was 99.4%, compared to 102.0% for the similar period of 2003.

Revenues for the six months ended June 30, 2004 were $29.3 million, an increase of 26% over the 2003 similar period revenue of $23.4 million. Net premiums earned for the six months were $27.6 million, a 23% increase over net premiums earned of $22.4 million in the same period in 2003. Net investment income for the six months ended June 30, 2004 increased 81% to $1,485,000 from $821,000 in the prior year period.

The second quarter and six months results for 2004  include an after-tax charge of $125,000 and $268,000, respectively, for shares committed to participants of the Mercer Insurance Group, Inc. Employee Stock Ownership Plan, for which there was no equivalent charge in 2003, and which amounted to ($0.02) and ($0.04), respectively, per diluted share. The Company’s book value per share was $15.68 as of June 30, 2004.

In commenting on the results for the quarter, Andrew Speaker, President & CEO, said, “We are pleased with the improvement in our results for the second quarter, which reflects the more moderate weather our territory experienced this quarter as compared to the harsh weather of the first quarter of 2004, and the related return of our personal lines claims frequency to more normal patterns. In addition, our excellent commercial lines performance reflects our disciplined underwriting and continues to validate our strategy of focusing our growth efforts on our commercial lines book in selected markets.”

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward- looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Mercer Insurance Group, Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Mercer Insurance Group, Inc. will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Mercer Insurance Group, Inc. depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

Consolidated Statements of Income

(unaudited; in thousands, except per share and share data)

	Quarter Ended
	June 30 2004	June 30 2003

Net premiums earned	$13,723	$11,327
Investment income, net of investment expenses	817	394
Realized investment (losses) gains	196	(186)
Other revenue	88	111
Total revenues	14,824	11,646

Losses and loss adjustment expenses	6,607	6,227
Amortization of deferred policy acquisition costs	3,779	3,098
Other expenses	2,769	2,167
Stock conversion expenses	—	50
Total expenses	13,155	11,542

Income before income taxes and minority interest in income of subsidiary	1,669	104
Income taxes	472	16

Income before minority interest in income of subsidiary	1,197	88
Minority interest in income of subsidiary	—	(48)

Net income	$1,197	$40

Net income per common share:
Basic	$0.19	N/A
Diluted	$0.19	N/A

Weighted average number of shares outstanding:
Basic	6,305,669	N/A
Diluted	6,341,109	N/A

Supplementary Financial Data

Net written premiums	$15,854	$14,922

Book value per common share	$15.68	N/A

GAAP combined ratio	95.9%	101.5%

	Six Months Ended
	June 30 2004	June 30 2003

Net premiums earned	$27,585	$22,383
Investment income, net of investment expenses	1,485	821
Realized investment (losses) gains	99	(37)
Other revenue	180	191
Total revenues	29,349	23,358

Losses and loss adjustment expenses	14,930	12,741
Amortization of deferred policy acquisition costs	7,642	6,071
Other expenses	4,839	4,016
Stock conversion expenses	—	62
Total expenses	27,411	22,890

Income before income taxes and minority interest in income of subsidiary	1,938	468
Income taxes	512	104

Income before minority interest in income of subsidiary	1,426	364
Minority interest in income of subsidiary	—	(91)

Net income	$1,426	$273

Net income per common share:
Basic	$0.23	N/A
Diluted	$0.23	N/A

Weighted average number of shares outstanding:
Basic	6,297,886	N/A
Diluted	6,315,606	N/A

Supplementary Financial Data

Net written premiums	$28,773	$26,181

Book value per common share	$15.68	N/A

GAAP combined ratio	99.4%	102.0%

Consolidated Balance Sheet

(unaudited; in thousands, except share
amounts)

	June 30, 2004	December 31, 2003

ASSETS
Investments, at fair value:
Fixed income securities, available-for sale:	$88,245	$46,277
Equity securities	23,017	22,656
Short-term investments, at amortized cost, which approximates fair value	15,795	54,396
Total investments	127,057	123,329
Cash and cash equivalents	9,391	15,350
Premiums receivable	10,163	9,096
Reinsurance receivable	2,428	4,159
Prepaid reinsurance premiums	1,707	1,614
Deferred policy acquisition costs	7,747	7,387
Accrued investment income	1,149	596
Property and equipment, net	9,062	6,944
Goodwill	4,673	4,673
Other assets	2653	2,727
Total assets	$176,030	$175,875

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Losses and loss adjustment expenses	$37,932	$37,261
Unearned premiums	31,609	30,329
Accounts payable and accrued expenses	6,174	7,937
Other reinsurance balances	47	81
Other liabilities	1,275	1,228
Deferred income taxes	16	713
Total liabilities	$77,053	$77,549

Stockholders’ Equity:
Preferred Stock, no par value, authorized 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, no par value, authorized 15,000,000 shares, issued 6,845,733 shares, outstanding 6,313,368 and 6,282,233 shares	—	—
Additional paid-in capital	$67,579	$64,871
Accumulated other comprehensive income	3,275	4,478
Retained earnings	36,038	34,612
Unearned restricted stock compensation	(2,592)	—
Unearned ESOP shares	(5,323)	(5,635)
Total stockholders’ equity	98,977	98,326
Total liabilities and stockholders’ equity	$176,030	$175,875